As filed with the Securities and Exchange Commission on May 17, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2389839
(State of Incorporation)	(I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325
San Diego, CA 92121
(Address of principal executive offices)

2000 Equity Incentive Plan, As Amended
(Full title of the plans)

Jay D. Kranzler, Ph.D., M.D.
President and Chief Executive Officer
Cypress Bioscience, Inc.
4350 Executive Drive, Suite 325
San Diego, CA 92121
(858) 452-2323
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Frederick T. Muto, Esq.
Denise L. Woolard, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock (par value $.02)	1,900,000 shares	$2.73 - $3.46	$5,468,067.32	$503.07

(1)
A total of 1,313,835 shares of Common Stock being registered hereunder became subject to the Registrant’s 2000 Equity Incentive Plan, as amended (the “Plan”) between June 2001 and March 2002 pursuant to an automatic adjustment provision contained within the Plan. The balance of 586,165 shares are being registered in connection with anticipated subsequent increases in the number of shares available under the Plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are described in the table below and are based upon (a) the actual exercise price for shares of Common Stock subject to outstanding stock options previously granted under the Plan and (b) the average of the high and low sales prices of Registrant’s Common Stock on May 16, 2002, as reported on The Nasdaq SmallCap Market, for shares of Common Stock issuable under the Plan. The following chart shows the calculation of the registration fee.

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock issuable pursuant to outstanding options under the Plan	532,091	$3.25	$1,729,295.75
Common Stock issuable pursuant to outstanding options under the Plan	6,000	$3.46	$20,760
Common Stock issuable under the Plan	1,361,909	$2.73	$3,718,011.57

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-59164

Cypress Bioscience, Inc. is hereby registering 1,900,000 additional shares of its Common Stock, $0.02 par value, for issuance under the Cypress Bioscience, Inc. 2000 Equity Incentive Plan, as amended (the “Plan”). A registration statement on Form S-8 (Registration No. 333-59164), as filed with the Securities and Exchange Commission on April 18, 2001, relating to the same class of securities is currently effective and, in accordance with General Instruction E to Form S-8, the contents of that registration statement are incorporated herein by reference.

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

99.1	2000 Equity Incentive Plan, as amended.(1)

99.2	Form of Stock Option Agreement.(1)

(1)	incorporated by reference to the Form 10-K filed on April 2, 2001 for the year ended December 31, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 17, 2002.

CYPRESS BIOSCIENCE, INC.

By:	/s/ SABRINA MARTUCCI JOHNSON
Sabrina Martucci Johnson, Chief Financial Officer and Vice President Marketing

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay D. Kranzler, M.D., Ph.D. and Sabrina Martucci Johnson, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ JAY D. KRANZLER Jay D. Kranzler, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 17, 2002

/s/ SABRINA MARTUCCI JOHNSON Sabrina Martucci Johnson	Chief Financial Officer and Vice President Marketing (Principal Financial Officer)	May 17, 2002

Samuel D. Anderson	Director	May 17, 2002

/s/ SHELDON DROBNY Sheldon Drobny	Director	May 17, 2002

/s/ MARTIN B. KELLER Martin B. Keller, M.D	Director	May 17, 2002

/s/ LARRY J. KESSEL Larry J. Kessel, M.D.	Director	May 17, 2002

Charles Nemeroff, M.D., Ph.D.	Director	May 17, 2002

/s/ JACK H. VAUGHN Jack H. Vaughn	Director	May 17, 2002

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

99.1	2000 Equity Incentive Plan, as amended.(1)

99.2	Form of Stock Option Agreement.(1)

(1)	incorporated by reference to the Form 10-K filed on April 2, 2001 for the year ended December 31, 2000.